UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2005

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PC MALL, INC.

(Exact name of registrant as specified in its charter)

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Delaware	0-25790	95-4518700
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

 2555 West 190th Street, Suite 201

Torrance, California 90504

(Address of principal executive offices, including zip code)

(310) 354-5600

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[	] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[	] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[	] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

[	] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 28, 2005, the Compensation Committee of the Board of Directors recommended to the Board of Directors and the Board of Directors approved an amendment to the employment agreement of Frank F. Khulusi, our Chairman and Chief Executive Officer, in order to address certain changes in the tax law. The American Jobs Creation Act of 2004 adds a new Section 409A to the Internal Revenue Code which applies to arrangements that result in the deferral of compensation. Mr. Khulusi’s employment agreement previously provided that in the event of a change of control, for a period of one year following the change of control, Mr. Khulusi was entitled in his discretion to terminate his employment with us and receive certain payments upon such termination. As a result of these provisions in Mr. Khulusi’s employment agreement, in the event of a change of control, such payments to Mr. Khulusi could be subject to an unintended 20% excise tax. In order to avoid any such unintended tax, an amendment to Mr. Khulusi’s employment agreement was approved to provide that upon a change in control, Mr. Khulusi’s employment agreement will automatically be terminated and Mr. Khulusi will receive such change of control payments upon the consummation of any such transaction.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PC MALL, INC.

Dated:	January 4, 2006	By:	/s/ Theodore R. Sanders

Theodore R. Sanders

Chief Financial Officer

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